Exhibit 10.1

SECURED CONVERTIBLE PROMISSORY NOTE EXCHANGE AGREEMENT

This Secured Convertible Promissory Note Exchange Agreement (this “Agreement”) is entered into as of June 30, 2026, by and among PROJECT NICKEL LLC, a Delaware limited liability company (“Lender”), and MGT CAPITAL INVESTMENTS, INC., a Delaware corporation (“Borrower”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Note (as defined below).

Whereas, pursuant to a same date exchange agreement, Borrower previously issued to Lender a Secured Convertible Promissory Note, dated September 22, 2025, in the principal amount of $1,220,240 (the “2025 Note”);

Whereas, both parties agree Borrower has paid all interest due as of the date of this Agreement;

Whereas, the parties agree to modify the Conversion Price of the 2025 Note to induce Lender to convert the entire 2025 Note into equity of the Borrower as set forth herein (the “Exchange”); and,

Whereas, the parties have agreed, subject to the terms, amendments, conditions and understandings expressed in this Agreement, to grant the Exchange.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate and are hereby incorporated into and made a part of this Agreement.

2. Exchange. The Lender hereby agrees to exchange the 2025 Note for: (a) 3,250,000 shares of Series E Convertible Preferred Stock, having certain preferences, rights and limitations, as more fully defined by its Certificate of Designation filed with the Secretary of State of Delaware; and, (b) 750,131,126 shares of Common Stock, to be newly-issued by Borrower.

3. Representations and Warranties. In order to induce Lender to enter this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder.

(b) There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Agreement which would or could materially and adversely affect the understanding of Lender expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(c) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Agreement by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

4. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with the Exchange. The parties intend that this Agreement will qualify for tacking of the holding period of the 2025 Note and Common Stock pursuant to Rule 144(d) under the Securities Act of 1933, and each party agrees not to take a position to the contrary.

5. Manner of Exchange. The Lender shall surrender the 2025 Note to the Borrower, and the Borrower will in turn extinguish the 2025 Note and issue the Preferred Stock and Common Stock to the Lender pursuant to this Agreement. No forbearance or waiver may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the 2025 Note, as in effect prior to the date hereof. For the avoidance of doubt, this Agreement shall be subject to the governing law, venue, and exclusive jurisdiction provisions, as set forth in the 2025 Note.

6. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of Page Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

LENDER:

PROJECT NICKEL, LLC

By:	/s/ Grady Kittrell
Name:	Grady Kittrell
Title:	Manager

BORROWER:

MGT Capital Investments, Inc.

By:	/s/ Jonathan M. Pfohl
Name:	Jonathan M. Pfohl
Title:	Interim Chief Executive Officer & Chief Financial Officer

[Signature Page to Convertible Note Exchange Agreement]